UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2007

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho
None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

IDAHO POWER COMPANY
Form 8-K

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 15, 2007, IDACORP, Inc. ("IDACORP") held a conference call to discuss its press release disclosing earnings results for IDACORP and Idaho Power Company ("Idaho Power") for the year and quarter ended December 31, 2006.  The conference call was simultaneously webcast and was broadly accessible over the IDACORP website.  A written transcript of the conference call is attached hereto as Exhibit 99.

The information set forth in Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 16, 2007, Rotchford L. Barker notified IDACORP and Idaho Power that he planned to retire from the Boards of Directors of IDACORP and Idaho Power (the "Boards"), effective May 17, 2007.  Mr. Barker indicated that he is retiring from the Boards because he would otherwise reach the mandatory retirement age of 72 during his next term.  Mr. Barker served with distinction on the Boards since 1999 and was a member of the Audit Committee.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Number	Description
99	Transcript of February 15, 2007 Conference Call
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  February 21, 2007

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

3

INDEX TO EXHIBITS

Number	Description
99	Transcript of February 15, 2007 Conference Call
4